UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2008

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 22, 2008, The Williams Companies, Inc. ("Williams") announced that it has that it has completed the purchase of certain interests in Colorado's Piceance Basin for approximately $285 million cash from SandRidge Energy and other parties.

A copy of the press release announcing the completion of the acquisition of natural gas interests in Colorado's Piceance Basin is furnished herewith as Exhibit 99.1. The information furnished is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Also, Williams has been advised that on May 27, 2008, Phillip D. Wright, Senior Vice President - Gas Pipeline, entered into a trading plan that provides for sales of Williams’ common stock subject to certain sales price limits. In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, the Williams Board of Directors approved guidelines which permit its officers and other insiders to enter into 10b5-1 trading plans or arrangements for systematic trading of Williams’ securities.

Item 9.01 Financial Statements and Exhibits.

a) None
b) None
c) None
d) Exhibits

Exhibit 99.1 Press release dated May 22, 2008, announcing the completion of the acquisition of natural gas interests in Colorado's Piceance Basin.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

May 27, 2008	By:	Brian K. Shore

Name: Brian K. Shore
Title: Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 22, 2008, announcing the completion of the acquisition of natural gas interests in Colorado's Piceance Basin.